
                                                                                                                    EXHIBIT 12

                                                                               PACIFIC BELL
                                                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                                             Dollars in Millions


                                                   THREE MONTHS
                                                  ENDED MARCH 31,                      YEAR ENDED DECEMBER 31,
                                                -------------------   --------------------------------------------------------
                                                   1999       1998       1998       1997       1996        1995         1994
                                                -------------------   --------------------------------------------------------
Income Before Income Taxes, Extraordinary
   Loss and Cumulative Effect of Accounting
   Changes                                      $    513   $   413    $ 1,871    $     34   $  1,568    $  1,161    $   1,276
     Add:Interest Expense                            103       106        426         460        379         420          437
         1/3 Rental Expense                            9         9         39          41         47          29           22
                                                ---------  --------   ---------  ---------  ---------   ---------   ----------
     Adjusted Earnings                          $    625   $   528    $ 2,336    $    535   $  1,994    $  1,610    $   1,735
                                                =========  ========   =========  =========  =========   =========   ==========

Total Interest Charges                          $    112   $   115    $   461    $    497   $    412    $    420    $     437
1/3 Rental Expense                                     9         9         39          41         47          29           22
                                                ---------  --------   ---------  ---------  ---------   ---------   ----------
     Adjusted Fixed Charges                     $    121   $   124    $   500    $    538   $    459    $    449    $     459
                                                =========  ========   =========  =========  =========   =========   ==========

Ratio of Earnings to Fixed Charges                  5.17      4.26       4.67        0.99*      4.34        3.59         3.78

* As defined within the computation of earnings to fixed charges, earnings are $3 less than fixed charges for 1997. See Management's Discussion and Analysis of Results of Operations in Pacific Bell's 1997 Annual Report on Form 10-K for a discussion of merger-related and other unusual items that reduced earnings for 1997.